SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2001

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                            Telecom HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    333-92613
                                    333-95807
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)
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Item         5. Other Events

             As of July 12, 2001, as a result of the spin-off of AT&T Wireless Services, Inc. from AT&T Corp., AT&T Wireless Services will be included in Telecom HOLDRS. As of July 12, 2001, 8.045 shares of AT&T Wireless Services will be included in each round-lot of 100 Telecom HOLDRS.

             On June 8, 2001, WorldCom Group completed its spin-off of MCI Group. As a result, WorldCom Group distributed 0.04 share of MCI Group common stock for each share of WorldCom Group. The share amount of MCI Group represented by a round-lot of 100 Telecom HOLDRS is 0.88. For more information, please see the description of MCI Group in Annex A of this prospectus supplement.

             On June 8, 2001, WorldCom, Inc. changed its name to WorldCom Group.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits


             (c)   Exhibits


                   99.1 Telecom HOLDRS Trust Prospectus Supplement dated June 30, 2001 to Prospectus dated January 23, 2001, which updated the original Prospectus dated January 31, 2000.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED


Date:  August 17, 2001                         By:  /s/ STEPHEN G. BODURTHA
                                                    ----------------------------
                                                    Name:  Stephen G. Bodurtha
                                                    Title: Attorney-in-Fact

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                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) Telecom HOLDRS(SM) Trust Prospectus Supplement dated June 30, 2001 to Prospectus dated January 23, 2000.

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